Exhibit 99.1

XERIS PHARMACEUTICALS APPOINTS JOHN SHANNON PRESIDENT AND CHIEF OPERATING OFFICER

CHICAGO, IL; August 20, 2020 – Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a specialty pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use (RTU) injectable and infusible drug formulations, today announced that its Board of Directors has promoted John P. Shannon to the position of President and Chief Operating Officer, effective immediately. In his new role, Mr. Shannon will be responsible for commercial operations, commercial development activities, finance, manufacturing, regulatory and clinical operations, and human resources. Mr. Shannon will continue to report to Paul R. Edick, who remains as Xeris’ Chairman and Chief Executive Officer.

"Under John's steadfast leadership over the last three years, Xeris has dramatically evolved with the approval and rapid uptake of Gvoke® and the advancement of our clinical programs, supported by the expansion of our footprint and infrastructure to sustain future growth. Our recent successes are a true testament to John's vision, persistence, and creativity," said Paul R. Edick, Chairman and Chief Executive Officer. "John's notable track record supports this new broadened role, and we look forward to fueling greater progress as he champions our team to continually advance our mission."

“We have built a strong team and a broad pipeline of product opportunities, and we are currently experiencing early success with the Gvoke HypoPenTM launch -- all of which positions us well for success,” said John P. Shannon, President and Chief Operating Officer. “I am very excited about the momentum we have as a company and proud of the company we are building.”

Mr. Shannon joined Xeris in February 2017 as Chief Operating Officer. Before joining Xeris, from 2015 until its acquisition in 2016, Mr. Shannon served as Chief Executive Officer and Director for Catheter Connections, Inc. Prior to that, from 2012 until its acquisition in 2014, he served as Chief Commercial Officer for Durata Therapeutics, a biopharmaceutical company. From 2002 to 2012, he held several roles at Baxter Healthcare, including Vice President and General Manager of U.S. BioScience and General Manager, Global Hemophilia and Global Commercial Excellence. Mr. Shannon received a B.S. degree in biology with an emphasis in microbiology from Western Illinois University.

About Xeris Pharmaceuticals, Inc.

Xeris (Nasdaq: XERS) is a specialty pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With novel technology platforms that enable ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke®. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating reconstitution and refrigeration, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technologies, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn or Instagram.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Pharmaceuticals, Inc., including statements regarding the market and therapeutic potential of its product candidates, expectations regarding clinical data or results from planned clinical trials, the timing or likelihood of regulatory approval and commercialization of its product candidates, the timing or likelihood of expansion into additional markets, the potential utility of its formulation platforms and other statements containing the words "will," "would," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation, impact of COVID-19 on its business operations, its reliance on third-party suppliers for Gvoke®, the regulatory approval of its product candidates, its ability to market and sell its products, if approved, and other factors discussed in the "Risk Factors" section of the most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Xeris’ subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Xeris expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Xeris Investor Contact

Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237